CONSOLIDATED FINANCIAL STATEMENT
AT DECEMBER 31 OF 2004 AND 2003
(Thousands of Pesos)
REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	31,231,0964	100	32,413,060	100
2	CURRENT ASSETS	10,516,824	34	9,299,157	29
3	CASH AND SHORT-TERM INVESTMENTS	2,828,098	9	1,474,071	5
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,258,753	7	2,325,355	7
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,288,615	4	1,389,551	4
6	INVENTORIES	4,141,358	13	4,110,180	13
7	OTHER CURRENT ASSETS	-	-	-	-
8	LONG-TERM	397,153	1	824,800	3
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	397,153	1	824,800	3
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	18,481,824	59	20,297,148	63
13	PROPERTY	14,477,595	46	14,933,868	46
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	26,934,976	86	28,681,496	88
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	23,938,178	77	24,356,557	75
17	CONSTRUCTION IN PROGRESS	1,007,431	3	1,038,341	3
18	DEFERRED ASSETS (NET)	1,835,295	6	1,991,955	6
19	OTHER ASSETS	-	-	-	-
20	TOTAL LIABILITIES	23,078,560	100	23,364,835	100
21	CURRENT LIABILITIES	7,773,269	34	9,401,208	40
22	SUPPLIERS	2,143,772	9	2,300,661	10
23	BANK LOANS	2,273,241	10	3,921,258	17
24	STOCK MARKET LOANS	996,036	4	808,944	3
25	TAXES TO BE PAID	-	-	-	-
26	OTHER CURRENT LIABILITIES	2,360,220	10	2,370,345	10
27	LONG-TERM LIABILITIES	13,529,232	59	11,917,708	51
28	BANK LOANS	2,423,864	11	3,746,904	16
29	STOCK MARKET LOANS	11,105,368	48	8,170,804	35
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	84,194	0	459,136	2
32	OTHER LIABILITIES	1,691,865	7	1,586,783	7
33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,152,536	100	9,048,225	100
34	MINORITY INTEREST	2,815,274	34	3,023,224	33
35	MAJORITY INTEREST	5,337,262	65	6,025,001	67
36	CONTRIBUTED CAPITAL	7,800,647	95	7,801,177	86
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	4
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,460,000	79	6,460,000	71
39	PREMIUM ON SALES OF SHARES	1,016,647	12	1,017,177	11
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(2,463,385)	(30)	(1,776,176)	(20)
42	RETAINED EARNINGS AND CAPITAL RESERVE	16,868,132	206	17,041,800	188
43	REPURCHASE FUND OF SHARES	2,000,000	24	2,514,000	28
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(21,064,307)	(258)	(20,736,187)	(229)
45	NET INCOME FOR THE YEAR	(267,210)	(3)	(595,789)	(7)

CONSOLIDATED FINANCIAL STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	2,828,098	100	1,474,071	100
46	CASH	254,894	9	451,423	31
47	SHORT-TERM INVESTMENTS	2,573,204	91	1,022,648	69
18	DEFERRED ASSETS (NET)	1,835,295	100	1,991,955	100
48	AMORTIZED OR REDEEMED EXPENSES	1,101,754	60	1,114,633	56
49	GOODWILL	733,541	40	877,322	44
50	DEFERRED TAXES	-	-	-	-
51	OTHERS	-	-	-	-
21	CURRENT LIABILITIES	7,773,269	100	9,401,208	100
52	FOREIGN CURRENCY LIABILITIES	5,096,837	66	7,618,286	81
53	MEXICAN PESOS LIABILITIES	2,676,432	34	1,782,922	19
24	STOCK MARKET LOANS	996,036	100	808,944	100
54	COMMERCIAL PAPER	996,036	100	808,944	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-
26	OTHER CURRENT LIABILITIES	2,360,220	100	2,370,345	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,360,220	100	2,370,345	100
27	LONG-TERM LIABILITIES	13,529,232	100	11,917,708	100
59	FOREIGN CURRENCY LIABILITIES	11,214,173	83	4,617,351	39
60	MEXICAN PESOS LIABILITIES	2,315,059	17	7,300,357	61
29	STOCK MARKET LOANS	11,105,368	100	8,170,804	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	11,105,368	100	8,170,804	100
30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-
31	DEFERRED LOANS	84,194	100	459,136	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	84,194	100	459,136	100
67	OTHERS	-	-	-	-
32	OTHER LIABILITIES	1,691,865	100	1,586,783	100
68	RESERVES	1,506,879	89	1,391,174	88
69	OTHERS LIABILITIES	184,986	11	195,609	12
44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(21,064,307)	100	(20,736,187)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(21,064,307)	100	(20,736,187)	100

CONSOLIDATED FINANCIAL STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)
REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	2,743,595	(102,051)
73	PENSIONS FUND AND SENIORITY PREMIUMS	567,120	556,791
74	EXECUTIVES (*)	341	350
75	EMPLOYEE (*)	5,171	5,503
76	WORKERS (*)	19,953	19,976
77	CIRCULATION SHARES (*)	295,727,910	295,727,910
78	REPURCHASED SHARES (*)	28,272,090	28,272,090
	(*) ITEMS EXPRESED IN UNITS

CONSOLIDATED EARNING STATEMENT
FROM JANUARY THE 1st TO DECEMBER 31 OF 2004 AND 2003
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	26,181,156	100	26,237,697	100
2	COST OF SALES	19,261,156	74	18,969,422	72
3	GROSS INCOME	6,920,000	26	7,268,275	28
4	OPERATING EXPENSES	5,349,790	20	5,308,815	20
5	OPERATING INCOME	1,570,210	6	1,959,460	7
6	TOTAL FINANCING COST	1,405,868	5	2,104,362	8
7	INCOME AFTER FINANCING COST	164,342	1	(144,902)	(1)
8	OTHER FINANCIAL OPERATIONS	141,297	1	156,314	1
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	23,045	0	(301,216)	(1)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	66,979	0	93,821	0
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(43,934)	0	(395,037)	(2)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(43,934)	0	(395,037)	(2)
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(43,934)	0	(395,037)	(2)
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(43,934)	0	(395,037)	(2)
19	NET INCOME OF MINORITY INTEREST	223,276	1	200,752	1
20	NET INCOME OF MAJORITY INTEREST	(267,210)	(1)	(595,789)	(2)

CONSOLIDATED EARNING STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	26,181,156	100	26,237,697	100
21	DOMESTIC	18,858,407	72	19,514,022	74
22	FOREIGN	7,322,749	28	6,723,675	26
23	TRANSLATED INTO DOLLARS (***)	637,278	2	579,489	2
6	TOTAL FINANCING COST	1,405,868	100	2,104,362	100
24	INTEREST PAID	2,187,349	156	2,080,638	99
25	EXCHANGE LOSSES	78,059	6	821,756	39
26	INTEREST EARNED	129,619	9	198,703	9
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(729,921)	(52)	(599,329)	(28)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-
8	OTHER FINANCIAL OPERATIONS	141,297	100	156,314	100
29	OTHER NET EXPENSES (INCOME) NET	141,297	100	156,314	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	66,979	100	93,821	100
32	INCOME TAX	129,582	193	211,942	226
33	DEFERRED INCOME TAX	(182,062)	(272)	(157,883)	(168)
34	WORKERS' PROFIT SHARING	74,779	112	18,179	19
35	DEFERRED WORKERS' PROFIT SHARING	44,680	67	21,583	23

CONSOLIDATED EARNING STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	31,319,850	31,640,361
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	26,181,156	26,237,697
39	OPERATION INCOME (**)	1,570,210	1,959,460
40	NET INCOME OF MAJORITY INTEREST (**)	(267,210)	(595,789)
41	NET CONSOLIDATED INCOME (**)	(43,934)	(395,037)
	(**) LAST TWELVE MONTHS

CONSOLIDATED EARNING STATEMENT
FROM JANUARY THE 1st TO DECEMBER 31 OF 2004 AND 2003
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,405,073	100	6,547,602	100
2	COST OF SALES	4,697,366	73	4,705,681	72
3	GROSS INCOME	1,707,707	27	1,841,921	28
4	OPERATING EXPENSES	1,392,492	22	1,359,288	21
5	OPERATING INCOME	315,215	5	482,633	7
6	TOTAL FINANCING COST	138,835	2	527,517	8
7	INCOME AFTER FINANCING COST	176,380	3	(44,884)	(1)
8	OTHER FINANCIAL OPERATIONS	323,929	5	113,578	2
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(147,549)	(2)	(158,462)	(2)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(180,550)	(3)	(24,326)	(0)
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	33,001	1	(134,136)	(2)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	33,001	1	(134,136)	(2)
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	33,001	1	(134,136)	(2)
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	33,001	1	(134,136)	(2)
19	NET INCOME OF MINORITY INTEREST	115,325	2	46,427	1
20	NET INCOME OF MAJORITY INTEREST	(82,324)	(1)	(180,563)	(3)

CONSOLIDATED EARNING STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,405,073	100	6,547,602	100
21	DOMESTIC	4,819,756	75	4,943,013	75
22	FOREIGN	1,611,721	25	1,604,589	25
23	TRANSLATED INTO DOLLARS (***)	142,777	2	136,974	2
6	TOTAL FINANCING COST	138,835	100	527,517	100
24	INTEREST PAID	582,729	420	609,180	115
25	EXCHANGE LOSSES	(162,297)	(117)	208,011	39
26	INTEREST EARNED	-	-	-	-
27	EXCHANGE PROFITS	36,540	27	49,336	9
28	GAIN DUE TO MONETARY POSITION	(245,057)	(177)	(240,338)	(46)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-
8	OTHER FINANCIAL OPERATIONS	323,929	100	113,578	100
29	OTHER NET EXPENSES (INCOME) NET	323,929	100	113,578	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(180,550)	100	(24,326)	100
32	INCOME TAX	(170,811)	(95)	(121,078)	498
33	DEFERRED INCOME TAX	(41,168)	(23)	119,393	(491)
34	WORKERS' PROFIT SHARING	(16,002)	(9)	(43,146)	177
35	DEFERRED WORKERS' PROFIT SHARING	47,431	26	20,505	(84)

CONSOLIDATED FINANCIAL STATEMENT
FROM JANUARY THE 1st TO DECEMBER 31 OF 2004 AND 2003
(Thousands of Pesos)
REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	(43,934)	(395,037)
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	2,328,153	2,347,242
3	CASH FLOW FROM NET INCOME OF THE YEAR	2,284,219	1,952,205
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(431,093)	(459,149)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	1,853,126	1,493,056
6	CASH FLOW FROM EXTERNAL FINANCING	398,302	(164,522)
7	CASH FLOW FROM INTERNAL FINANCING	(241,880)	(250,756)
8	CASH FLOW GENERATED (USED) BY FINANCING	156,422	(415,278)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(655,521)	(2,087,538)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	1,354,027	(1,009,760)
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	1,474,071	2,483,831
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	2,828,098	1,474,071

CONSOLIDATED FINANCIAL STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)
REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	2,328,153	2,347,242
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	2,247,254	2,062,708
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	272,168	263,954
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	-	-
40	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	(191,269)	20,580
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(431,093)	(459,149)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(136,531)	(121,315)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(271,265)	68,042
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	37,679	(256,904)
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	3,889	(176,109)
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	(64,865)	27,137
6	CASH FLOW FROM EXTERNAL FINANCING	398,302	(164,522)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	3,466,099	2,740,943
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	6,063,487	6,309,248
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	-	-
27	(-) BANK FINANCING AMORTIZATION	(9,131,284)	(9,214,713)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-
7	CASH FLOW FROM INTERNAL FINANCING	(241,880)	(250,756)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(241,880)	(250,756)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-
9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(655,521)	(2,087,538)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(1,453,043)	(1,871,830)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	-	-
38	+ SALE OF TANGIBLE FIXED ASSETS	20,118	46,301
39	+ (-) OTHER ITEMS	777,404	(262,009)

RATIOS
CONSOLIDATED
REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	(0.17)%		(1.51)%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(5.01)%		(9.89)%
3	NET INCOME TO TOTAL ASSETS (**)	(0.14)%		(1.22)%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	1,661.40%		(151.71)%
	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.84	times	0.81	times
7	NET SALES TO FIXED ASSETS (**)	1.42	times	1.29	times
8	INVENTORIES ROTATION (**)	4.65	times	4.62	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	27.00	days	28.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	13.02%		12.50%
	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	73.90%		72.08%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.83	times	2.58	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	70.68%		52.37%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	73.20%		58.72%
15	OPERATING INCOME TO INTEREST PAID	0.72	times	0.94	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.13	times	1.12	times
	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.35	times	0.99	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.82	times	0.55	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.46	times	0.40	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	36.38%		15.68%
	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	8.72%		7.44%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(1.65)%		(1.75)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	0.85	times	0.72	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	254.63%		39.62%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	(154.63)%		60.38%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	221.66%		89.67%

DATA PER SHARE
CONSOLIDATED FINANCIAL STATEMENT
REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$ (0.90)		$ (2.01)
2	BASIC PROFIT PER PREFERENT SHARE (**)	$ -		$ -
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$ -		$ -
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$(14.86)		$ (133.58)
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$ -		$ -
8	CARRYING VALUE PER SHARE	$ 18.05		$ 20.37
9	CASH DIVIDEND ACCUMULATED PER SHARE	$ 0.30		$ 0.36
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.64	times	0.54	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(12.86)	times	(5.49)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times
(**) LAST TWELVE MONTHS

RELATION OF SHARES INVESTMENTS

ANNEX 3
COMPANY NAME	MAIN ACTIVITIES	NUMBER OF SHARES	OWNERSHIP	TOTAL AMOUNT (Thousands of Pesos)
				ACQUISITION COST	PRESENT VALUE
SUBSIDIARIES
VITRO ENVASES DE NORTEAMERICA S.A. DE C.V.	ENVASES DE VIDRIO	1,684,617,830	100	1,684,618	1,684,618
PLASTICOS BOSCO, S.A. DE C.V.	ARTICULOS DE PLASTICO	2,816,542	100	63,053	63,053
VITRO PLAN, S,A, DE C,V,	SUB-TENEDORA	31,830,500	65	31,830	31,830
VITRO CORPORATIVO, S.A. DE C.V.	PRESTACION DE SERVICIOS	538,085,512	100	538,086	538,086
AEROVITRO, S,A, DE C,V,	PRESTACION DE SERVICIOS AEREOS	71,524,627	100	161,568	161,568
FOMENTO INMOBILIARIO Y DE LA CONSTRUCCION, S,A, D	INMOBILIARIA	470,997,088	100	470,997	470,997
INMOBILIARIA DE LA SUERTE, S,A, DE C,V,	ARRENDADORA DE INMUEBLES	34,999	100	42	42
FABRICACION DE CUBIERTOS, S.A. DE C.V.	FAB. DE CUBIERTOS	30,412,485	100	30,412	30,412
CRISA LIBBEY, S.A. DE C.V.	COMERCIALIZADORA	25,500	51	26	26
SERVICIOS Y OPERACIONES FINANCIERAS VITRO, S.A. D	PRESTACION DE SERVICIOS	345,459,243	100	345,459	345,459
PRESTADORA DE SERVICIOS EMPRESARIALES, S.A.A DE	PRODUCCION, COMERCIALIZACION Y SERVICI	35,026,762	100	35,027	35,027
CRISTALES Y SERVICIOS, S.A. DE C.V.	PRODUCCION, COMERCIALIZACION Y SERVICI	18,530,159	100	18,530	18,530
MANUFACTURAS Y CRISTALES, S.A. DE C.V.	PRODUCCION, COMERCIALIZACION Y SERVICI	18,530,159	100	18,530	18,530
OTRAS SUBSIDIARIAS (4) (NO. DE SUBS.:)		1	-	-	-
TOTAL INVESTMENT IN SUBSIDIARIES				3,398,178	3,398,178
ASSOCIATES
TOTAL INVESTMENT IN ASSOCIATES	-	-	-	-	-
OTHER PERMANENT INVESTMENTS				-	-
T O T A L					3,398,178

CREDITS BREAKDOWN
(Thousands of Pesos)
ANNEX 5
			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	INTER. RATE	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
CITIBANK N.A.	20/32/2005	4.23	-	-	33,448	-	-	-	-	-
CITIBANK N.A.	27/04/2005	4.51	-	-	33,448	-	-	-	-	-
CITIBANK N.A.	20/05/2005	4.79	-	-	11,149	-	-	-	-	-
CITIBANK N.A.	10/62/2004	4.88	-	-	10,815	-	-	-	-	-
CITIBANK N.A.	23/05/2005	4.83	-	-	110,380	-	-	-	-	-
COMERICA	15/06/2005	4.54	-	-	75,259	-	-	-	-	-
COMERICA	10/22/2005	4.19	-	-	55,747	-	-	-	-	-
HYPO VEREISBANK	26/07/2007	2.68	-	-	-	1,197	1,197	137	-	-
HYPO VEREISBANK	28/05/2006	3.35	-	-	-	2,352	1,176	-	-	-
TORONTO DOMINION	50/12/2008	1.61	-	-	-	6,287	6,287	6,287	3,143	-
DEUTSCHE BANK	51/02/2009	3.65	-	-	-	1,998	1,998	1,998	1,998	1,998
DEUTSCHE BANK	31/10/2009	3.65	-	-	-	1,466	1,466	1,466	1,466	1,466
CONACYT	15/04/2006	9.00	6,044	-	-	-	-	-	-	-
CITIBANK N.A.	20/22/2005	4.19	-	-	22,299	-	-	-	-	-
UNSECURED DEBT
CITIBANK N.A.	20/32/2005	4.23	-	-	22,299	-	-	-	-	-
Scotiabank	40/32/2005	4.13	-	-	3,457	-	-	-	-	-
Scotiabank	12/04/2005	4.13	-	-	561	-	-	-	-	-
Scotiabank	13/05/2005	4.15	-	-	2,258	-	-	-	-	-
Scotiabank	15/06/2005	4.35	-	-	4,001	-	-	-	-	-
Scotiabank	13/06/2005	3.28	-	-	2,005	-	-	-	-	-
Citibank	15/12/2004	3.68	-	-	2,787	-	-	-	-	-
Citibank	20/22/2005	3.63	-	-	2,787	-	-	-	-	-
Scotiabank	11/07/2005	3.59	-	-	1,720	-	-	-	-	-
Scotiabank	14/07/2005	3.73	-	-	488	-	-	-	-	-
Scotiabank	13/02/2005	3.30	-	-	6,689	-	-	-	-	-
Citibank	16/04/2005	3.87	-	-	11,149	-	-	-	-	-
Citibank	15/04/2005	3.80	-	-	11,149	-	-	-	-	-
Citibank	14/01/2005	3.90	-	-	6,132	-	-	-	-	-
Citibank	15/02/2005	3.70	-	-	3,344	-	-	-	-	-
Citibank	16/03/2005	3.70	-	-	5,253	-	-	-	-	-
SERFIN	28/02/2006	8.75	23,575	4,125	-	-	-	-	-	-
SERFIN	28/02/2006	8.75	12,694	2,127	-	-	-	-	-	-
Industrial	28/07/2009	4.20	-	-	-	10,518	13,448	13,379	13,379	10,034
CALIFORNIA COMMERCE BANK	28/02/2005	4.54	-	-	189,541	-	-	-	-	-
CITIBANK N.A.	23/05/2005	4.83	-	-	222,990	-	-	-	-	-
BANORTE	11/02/2005	4.43	-	-	54,632	-	-	-	-	-
BANCO DE BOGOTA	13/01/2005	4.50	-	-	8,031	-	-	-	-	-
CITIBANK N.A.	30/03/2005	12.70	-	-	40,447	-	-	-	-	-
BANCO PASTOR	29/03/2005	3.25	-	-	26,042	-	-	-	-	-
BANCO PASTOR (1)	19/10/2005	3.20	-	-	16,347	-	-	-	-	-
CAJA DUERO	21/10/2005	3.00	-	-	4,321	-	-	-	-	-
CAIXA NOVA	29/07/2005	3.00	-	-	8,498	-	-	-	-	-
CAJA ESPANA	29/07/2006	3.05	-	-	2,100	-	-	-	-	-
BANCAJA	15/07/2005	3.15	-	-	8,338	-	-	-	-	-
BANCO HERRERO	13/09/2005	3.25	-	-	6,746	-	-	-	-	-
BCO.POPULAR ESPANOL	21/06/2005	3.25	-	-	6,287	-	-	-	-	-
BANKINTER	26/06/2005	3.13	-	-	6,355	-	-	-	-	-
BANCO BILBAO VIZCAYA	17/05/2005	3.25	-	-	4,656	-	-	-	-	-
BANCO ZARAGOZANO	29/01/2005	2.91	-	-	3,230	-	-	-	-	-
LA CAIXA	30/11/2005	3.17	-	-	3,064	-	-	-	-	-
CAJA MADRID	21/06/2005	3.00	-	-	3,388	-	-	-	-	-
Banco Comercial Portugues-	25/11/2005	3.75	-	-	377	-	-	-	-	-
BANCO ESPIRITU SANTO	30/11/2005	4.75	-	-	100	-	-	-	-	-
BANCO COMERCIAL PORTUGUES	25/12/2005	4.25	-	-	424	-	-	-	-	-
BANCO COMERCIAL PORTUGUES	26/12/2005	4.25	-	-	133	-	-	-	-	-
Banco Comercial Portugues-	70/62/2005	4.25	-	-	200	-	-	-	-	-
Banco Comercial Portugues-	70/62/2005	4.25	-	-	188	-	-	-	-	-
BANCO ATLANTICO	70/12/2005	3.50	-	-	11,094	-	-	-	-	-
BANCO NACIONAL DE CREDITO IN	23/09/2005	3.50	-	-	10,113	-	-	-	-	-
BBVA BANCOMER	20/62/2006	4.92	-	-	-	127,661	38,744	-	-	-
BANCOMEXT	27/03/2006	4.13	-	-	-	100,345	55,747	-	-	-
CAIXA DE AFORROS VIGO	27/03/2006	4.13	-	-	-	30,103	16,724	-	-	-
CITIBANK	27/03/2006	4.13	-	-	-	10,034	5,574	-	-	-
COMERICA BANK	27/03/2006	4.13	-	-	-	185,639	103,132	-	-	-
WACHOVIA	27/03/2006	4.13	-	-	-	75,259	41,810	-	-	-
BANCOMEXT	27/03/2008	4.50	-	-	-	33,447	55,745	78,043	44,596	-
CAIXA DE AFORROS VIGO	27/03/2008	4.50	-	-	-	8,359	13,931	19,504	11,145	-
CITIBANK	27/03/2008	4.50	-	-	-	5,017	8,362	11,707	6,690	-
COMERICA BANK	27/03/2008	4.50	-	-	-	43,890	73,150	102,411	58,520	-
BANK OF MONTREAL	27/03/2008	4.50	-	-	-	16,728	27,881	39,034	22,305	-
BANCOMEXT	27/03/2007	11.07	27,647	60,823	-	-	-	-	-	-
COMERICA BANK	27/03/2007	11.07	32,495	71,490	-	-	-	-	-	-
BANAMEX	27/03/2007	11.07	96,764	212,882	-	-	-	-	-	-
BANCO PORTUGUES DE INVESTIME	30/07/2008	4.25	-	-	-	2,951	2,951	2,951	1,956	-
BANCO PORTUGUES DE INVESTIME	25/07/2006	4.25	-	-	-	362	509	-	-	-
BANCO ESPIRITU SANTO	16/02/2006	4.75	-	-	-	201	59	-	-	-
BANCO PORTUGUES DE INVESTIME	15/03/2006	4.25	-	-	-	3,209	472	-	-	-
CAIXA NOVA	60/52/2008	4.00	-	-	-	2,263	2,263	2,263	6,794	-
BANCO DE CASTILLA	50/42/2008	4.00	-	-	-	3,476	3,476	3,476	2,647	-
CAJA DUERO	20/06/2006	4.00	-	-	-	4,640	2,320	-	-	-
BCO.DE CASTILLA.LEASING	25/06/2007	3.45	-	-	-	133	133	202	-	-
CAJA MADRID	25/10/2007	2.95	-	-	-	6,401	6,412	4,897	-	-
CAJA ESPANA	17/06/2008	3.16	-	-	-	1,811	1,811	1,811	939	-
BANESTO	15/07/2008	3.50	-	-	-	5,839	5,839	5,839	5,651	-
SERFIN	10/32/2006	8.75	18,134	3,022	-	-	-	-	-	-
Sindicado	20/42/2007	5.31	-	-	-	-	-	22,299	-	-
SINDICADO TRANCHE A	20/42/2009	4.78	-	-	-	56,193	107,704	103,021	107,704	37,462
SINDICADO TRANCHE B	20/42/2007	4.03	-	-	-	-	25,643	230,794	-	-
IXE	50/12/2005	12.50	100,000	-	-	-	-	-	-	-
WITH WARRANTY
Scotiabank	12/28/2009	4.18	-	-	-	7,545	7,545	7,545	7,545	45,273
Citibank	2/28/2005	3.25	-	-	-	2,595	1,966	-	-	-
Scotiabank	9/28/2006	3.14	-	-	-	-	51,719	-	-	-
Citibank	8/28/2006	3.39	-	-	-	1,858	1,388	-	-	-
BANCO NACIONAL DE MEXICO, S.	9/4/2006	4.35	-	-	-	86,631	86,631	-	-	-
BANCO PASTOR	9/4/2006	3.30	-	-	-	4,186	4,186	4,186	2,126	-
INBURSA	9/4/2006	6.25	-	-	-	29,028	231,909	-	-	-
TOTAL BANKS			317,353	354,469	1,076,266	879,622	1,011,308	663,250	298,604	96,233
LISTED IN THE MEXICAN STACK EXCHANGE
UNSECURED DEBT
PUBLICO	7/29/2011	10.75	-	-	-	-	-	-	-	1,812,908
PUBLICO	9/24/2006	12.25	-	-	-	-	2,564,385	-	-	-
CERTIFICADOS BURSATILES (Vit	6/30/2005	12.14	100,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	3/23/2005	11.35	50,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	11/19/2004	11.72	65,000	-	-	-	-	-	-	-
EURO PAPEL (31)	7/1/2005	7.88	-	-	183,966	-	-	-	-	-
EURO PAPEL (32)	4/28/2005	6.50	-	-	89,196	-	-	-	-	-
EURO PAPEL (33)	6/30/2005	9.20	-	-	44,598	-	-	-	-	-
EURO PAPEL (34)	4/8/2005	9.20	-	-	178,392	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	10/12/2004	12.09	50,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	6/7/2006	11.93	50,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	10/12/2006	11.60	154,500	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES (Vit	5/15/2007	11.61	30,344	-	-	-	-	-	-	-
UDIS VITRO (200) P99U	10/2/2008	9.00	-	706,989	-	-	-	-	-	-
UDIS VITRO (155) P992U	12/22/2008	9.90	-	537,276	-	-	-	-	-	-
BONOS 2007	2/5/2009	11.38	-	-	-	-	-	1,805,851	-	-
CERTIFICADOS BURSATILES (VIT	4/30/2009	12.61	-	360,000	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	4/30/2009	11.71	-	206,013	-	-	-	-	-	-
CERTIFICADOS BURSATILES (VIT	4/30/2009	11.81	-	150,312	-	-	-	-	-	-
CREDIT SUISSE FIRST BOSTON (	4/30/2009	11.50	-	-	-	-	-	-	-	474,529
BONOS 2013	4/30/2009	12.75	-	-	-	-	-	-	-	2,487,105
TOTAL STOCK EXCHANGE			499,844	1,960,590	496,152	-	2,564,385	1,805,851	-	4,774,542
SUPPLIERS
TRACTEBEL ENERGIA DE MONTER			52,462	-	-	-	-	-	-	-
PEMEX GAS Y PETROQUIMICA BA			49,242	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS			37,502	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			32,811	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S			29,045	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY			25,132	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY,			22,437	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A			20,277	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVIS			20,272	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AG			17,093	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE M			16,195	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			15,097	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVI			14,004	-	-	-	-	-	-	-
MATERIAS PRIMAS MINERALES D			13,610	-	-	-	-	-	-	-
MATERIAS PRIMAS MINERALES D			13,301	-	-	-	-	-	-	-
RISOUL Y CIA, S. A. DE C. V			12,809	-	-	-	-	-	-	-
RTS EMPAQUES S. DE RL. DE C			12,570	-	-	-	-	-	-	-
GIGANTE, S.A. DE C.V.			9,636	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE M			9,199	-	-	-	-	-	-	-
VENTAS Y DISTRIBUCIONES S.A			8,847	-	-	-	-	-	-	-
RHI-REFMEX, S.A. DE C.V.			8,322	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE M			8,039	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			7,462	-	-	-	-	-	-	-
FERRO MEXICANA, S.A. DE C.V			7,171	-	-	-	-	-	-	-
ENVASES Y EMPAQUES DE MEXIC			7,127	-	-	-	-	-	-	-
RODAMIENTOS Y ACCESORIOS, S			6,993	-	-	-	-	-	-	-
SIMOLSA, S.A. DE C.V.			6,964	-	-	-	-	-	-	-
COMESCO, S.A. DE C.V.			6,805	-	-	-	-	-	-	-
SOLUTIA, INC.			-	-	58,234	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	58,034	-	-	-	-	-
SAP MEXICO, S.A. DE C.V.			-	-	45,340	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	27,069	-	-	-	-	-
BASF MEXICANA, S.A. DE C.V.			-	-	19,914	-	-	-	-	-
PILKINGTON BROTHER LTD			-	-	18,539	-	-	-	-	-
LIBBEY GLASS INC			-	-	18,524	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR			-	-	18,489	-	-	-	-	-
MONOFRAX INC.			-	-	18,038	-	-	-	-	-
PHILLIPS 66 COMPANY			-	-	12,320	-	-	-	-	-
U.S. BORAX			-	-	9,091	-	-	-	-	-
LAMTEC CORPORATION			-	-	9,013	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME			-	-	8,280	-	-	-	-	-
TOTAL PETROCHEMICALS USA INC			-	-	7,998	-	-	-	-	-
PPG INDUSTRIES, INC.			-	-	7,942	-	-	-	-	-
CAPALUX INC			-	-	7,837	-	-	-	-	-
O.C.F. CORPORATE ALLOY OPERA			-	-	6,829	-	-	-	-	-
VERRERIES SOUCHON NEUVESEL,			-	-	6,393	-	-	-	-	-
OTROS			520,434	-	775,030	-	-	-	-	-
TOTAL SUPPLIERS			1,010,858	-	1,132,914	-	-	-	-	-
OTHER LIABILITIES			848,337	-	1,511,883	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			848,337	-	1,511,883	-	-	-	-	-
T O T A L			2,676,432	2,315,059	4,217,215	879,622	3,575,693	2,469,101	298,604	4,870,775

TRADE BALANCE AND MONTERAY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)
ANNEX 6
	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS
TOTAL ASSETS	1,234,972	13,769,324	-	-	13,769,324
LIABILITIES POSITION	1,492,667	16,642,489	-	-	16,642,489
SHORT TERM LIABILITIES POSITION	457,136	5,096,837	-	-	5,096,837
LONG TERM LIABILITIES POSITION	1,035,531	11,545,652	-	-	11,545,652
NET BALANCE	(257,695)	(2,873,165)			(2,873,165)